UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, Ecosphere Technologies, Inc. (the “Company”) accepted the resignation of Barbara Carabetta as the Company’s interim Chief Financial Officer, who resigned for medical reasons.

On February 5, 2013, the Company appointed David Brooks as the Company’s interim Chief Financial Officer. Since June 6, 2012, Mr. Brooks has served as the Chief Financial Officer of SKM Media Corp., a data and services marketing company. Since November 2009, Mr. Brooks has been the Managing Shareholder of D. Brooks and Associates CPAs, P.A., which provides Chief Financial Officer and related services to businesses on a consulting basis.  From August 2008 through October 2009, Mr. Brooks was an audit director and consultant for McGladrey & Pullen, LLP (now McGladrey LLP), a large assurance, tax and consulting services company. Mr. Brooks is a Certified Public Accountant in Florida. Mr. Brooks will be compensated as an independent contractor through Brooks and Associates and is being paid on an hourly basis. Mr. Brooks is 42 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ John Brewster
John Brewster Chief Executive Officer
Date: February 5, 2013